EXHIBIT 21

DYNCORP SUBSIDIARIES March 2002

AdvanceMed Corporation
Anedyn, Inc.
Anedyn Power Company
AT Professional Services Corporation
Dyn Funding Corporation
Dyn Marine Services, Inc.
Dyn Marine Services of Virginia, Inc.
Dyn/Mexico Holdings Inc.
Dyn Network Management, Inc.
Dyn Realty Corporation
Dyn Systems Technology, Inc.
DynAir Technical Services, Inc.
Dynalectron Corporation
DynCIS, Inc.
DynComm 2000 LLC
DynCorp Advanced Repair Technology, Inc.
DynCorp Aerospace Operations Inc.
DynCorp Aerospace Operations (UK) Ltd.
DynCorp Aviation Services, Inc.
DynCorp Biotechnology and Health Services, Inc.
DynCorp Information Systems LLC
DynCorp International LLC
DynCorp International Private Limited
DynCorp International Services, GmbH
DynCorp International Services, Inc.
DynCorp International Services, Ltd.
DynCorp International Services Ltd.
DynCorp International Zwergniederlassung Deutschland LLC
DynCorp of Colorado, Inc.
DynCorp Panama, Inc.
DynCorp Procurement Systems, Inc.
DynCorp Property Management, Inc.
DynCorpServices.com, Inc.
DynCorp Systems & Solutions LLC
DynCorp Technical Services International B.V.
DynCorp Technical Services LLC
DynCorp Tri-Cities Services, Inc.
DynCorp Viar Inc.
DynEx, Inc.
DynMeridian Corporation
DynPar LLC
DynPort Vaccine Company LLC
DynRide LLC
DynSpace Corporation
DynTel Corporation
Electric Utility Construction, Inc.
Grupo DynCorp de Mexico S.A. de C.V.
Healthcare Integrity Services LLC
Kwajalein Services, Inc.
OLDHD Systems, Inc.
Pacific TSD Corporation